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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
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            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: September 6, 2002

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Press Release

SOURCE:  C. Robert Coates

Coates, Williams Want Dr. Gould to Clarify Northfield's Misleading Statements to Investors

LAKE FOREST, Ill., Sept. 6 -- C. Robert Coates today asked Northfield's CEO Dr. Gould to clarify misleading statements made by Northfield (NASDAQ: NFLD) in its proxy contest.

C. Robert Coates owns 644,200 shares, or 4.5% of the company. He and Bert Williams are independent candidates for the board of directors at the company's annual meeting on Friday, September 13.

Coates and Williams are urging Northfield to end its go-it-alone approach and to partner now with a major pharmaceutical company that can provide the money and talent needed to realize the commercial potential of PolyHeme.

Coates said, "Dr. Gould and his management team have made numerous misleading statements about us and our campaign to win two out of seven seats on the board.

"For example, Dr. Gould has claimed in his press releases and in personal calls to investors that if we are successful in our bid for two board seats that Dr. Paul Ness will not be elected to the board. Dr. Ness is a professor at the Johns Hopkins University School of Medicine and a paid consultant to Northfield.

"Dr. Gould knows the truth is that Dr. Ness can serve on the board regardless of the outcome of this election. Moreover, Northfield could easily have placed Dr. Ness on the board seat left vacant after the company's CEO and Chairman of the Board, Richard DeWoskin, resigned on July 24.

"The misleading statements about Dr. Ness typify the win at any cost approach chosen by Dr. Gould and his proxy advisers. Apparently they will say almost anything in their desperate efforts to maintain absolute power over the company. Dr. Gould is also spending huge sums of the shareholders' money to barrage Northfield's shareholders with letters and phone calls containing misleading statements. It's too bad that shareholders can't get the bill for all of this before they cast their ballots."

Contact information

If you are a Northfield shareholder with comments, suggestions or questions about receiving a Coates/Williams proxy, please call Simon Goldberg of the Robert Coates Group at 1-800-295-0841, extension 240 or e-mail us at sgoldberg@rcoates.com .

SOURCE: C. Robert Coates